UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Robert R. Rogowski as Corporate Controller

On December 19, 2016, Robert R. Rogowski, age 58, was appointed as Corporate Controller of Hardinge Inc. (“Hardinge” or the “Company”) and, in connection with such appointment, Mr. Rogowski has been designated as the Company’s Principal Accounting Officer. Prior to joining the Company, Mr. Rogowski was employed by Broadwind Energy, Inc., a publicly-traded company specializing in wind tower and precision gearing fabrication, serving as the company’s Vice President and Corporate Controller since April 2011 and as the company’s Principal Accounting Officer since May 2013.

In connection with Mr. Rogowski’s appointment as Corporate Controller, the Company and Mr. Rogowski have entered into an Employment Agreement, dated December 20, 2016 (the “Employment Agreement”). The initial term of employment under the Employment Agreement is for one year with automatic one-year extensions unless either party gives 60-day notice prior to the expiration of the then current term.   Upon a change in control (as defined in the Employment Agreement) of the Company, the term of the Employment Agreement is automatically extended for a period of two years commencing on the date of the change in control.

The Employment Agreement provides for base salary at the annual rate of $210,000 for Mr. Rogowski, subject to annual review by the Company’s Board of Directors, and a bonus in the sole and absolute discretion of the Company’s Board of Directors.  Under the Employment Agreement, Mr. Rogowski is eligible to participate in all pension and welfare benefit programs generally made available to the Company’s executive employees.

The Employment Agreement provides that if the Company terminates Mr. Rogowski’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement) prior to a change in control, then he will be entitled to severance payments equal to his base salary and is entitled to continued participation in all Company welfare plans for a period of twelve months, provided he tenders a release to the Company.  Following a change in control, if Mr. Rogowski’s employment is terminated by the Company without cause or by Mr. Rogowski for good reason within twelve months of a change in control, then Mr. Rogowski will be entitled to severance payments equal to 1.5 times the sum of his current annual base salary (or as in effect immediately prior to the change of control, if higher) and his average annual bonus over the prior three years and is entitled to continued participation in all Company welfare plans for a period of eighteen months.  In the event of termination of Mr. Rogowski’s employment by reason of death, disability, resignation without good reason or termination by the Company for cause, he is entitled to his base salary and benefits through the date of termination of employment.

The above-described severance payments payable to Mr. Rogowski will be, pursuant to the Employment Agreement, payable in installments intended to comply with Internal Revenue Code Section 409A and the regulations thereunder.

The Employment Agreement also contains covenants protecting the Company’s intellectual property and confidential information and restricting competition with the Company if termination of employment occurs prior to a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	December 21, 2016
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer